Woodward Reports First Quarter Fiscal Year 2012 Results

FORT COLLINS, CO -- (Marketwire - January 23, 2012) - Woodward, Inc. (NASDAQ: WWD) today reported financial results for its first quarter of fiscal 2012. (All per share amounts are presented on a fully diluted basis.)

First Quarter Fiscal 2012 Highlights

  Net sales for the first quarter of 2012 were $407.9 million, an increase of 12 percent from $365.1 million in the first quarter of last year.
  Earnings per share were $0.40 in the first quarter of 2012, up 25 percent from $0.32 in the first quarter of last year. Earnings per share in the first quarter of 2011 included a charge of $0.03 per share related to workman's compensation.
  Total EBIT(1) for the quarter was $46.4 million compared to $37.9 million in the first quarter of the prior year, an increase of 22 percent. The first quarter of 2011 reflected a $3.6 million charge related to workman's compensation as mentioned above.
  Free cash flow(2) for the first quarter of 2012 was a net outflow of $14.9 million.

"Our sales and earnings growth this quarter, coupled with our order volume for the remainder of the year, supports our full year expectations," said Thomas A. Gendron, Chairman and Chief Executive Officer. "Sales and earnings growth this quarter benefitted from progress on key strategic initiatives."

Net sales for the fiscal 2012 first quarter were $407.9 million, an increase of 12 percent from $365.1 million for the 2011 first quarter. Foreign currency exchange rates had an insignificant impact on net sales for the first quarter of 2012.

Net earnings for the 2012 first quarter increased to $28.4 million, from $22.4 million in the 2011 first quarter. Earnings per share increased 25 percent to $0.40 per share from $0.32 in the prior year's first quarter. Earnings per share in the prior year first quarter included a charge of $0.03 per share related to workman's compensation.

EBIT(1) was $46.4 million for the first quarter of 2012 compared to $37.9 million for the first quarter of 2011. Foreign currency exchange rates had an insignificant impact on EBIT for the first quarter of 2012. The prior year first quarter's EBIT included the workman's compensation charge mentioned above. The current quarter EBIT was positively impacted by increased volumes, partially offset by increased research and development costs. Research and development costs incurred in the first quarter of 2012 increased by $7.1 million, or 30 percent, compared to the same quarter of the prior year, reflecting increased investment in awarded programs.

Quarterly Segment Results

Aerospace

Aerospace net sales for the first quarter of fiscal 2012 were $193.2 million, an increase of 7 percent from $181.1 million for the first quarter a year ago. Segment earnings for the first quarter of 2012 increased to $27.1 million from $19.9 million for the same quarter a year ago, an increase of 36 percent. Segment earnings as a percent of segment net sales were 14.0 percent this quarter compared to 11.0 percent in the same quarter of the prior year.

Strength across all major markets, both commercial and military, as well as price increases, contributed to sales growth in the quarter. Segment earnings benefitted from the increased sales volumes and price increases, partially offset by increased research and development costs. The prior year also reflected a workman's compensation charge.

Energy

Energy net sales for the first quarter of fiscal 2012 were $214.7 million, an increase of 17 percent from $183.9 million for last year's first quarter. Segment earnings for the first quarter of 2012 increased to $26.7 million, up 9 percent from $24.5 million for last year's first quarter. Segment earnings as a percent of segment net sales were 12.4 percent for the first quarter of 2012 compared to 13.3 percent in the same quarter of the prior year.

The sales increase was attributable to broad strength in control systems and components for industrial turbines, wind turbines and reciprocating engines. Segment earnings were positively impacted by sales volume and slightly offset by OEM and aftermarket mix.

Nonsegment

Nonsegment expenses totaled $7.4 million for the first quarter of fiscal 2012, compared to $6.6 million for the same quarter last year. Nonsegment expenses were 1.8 percent of consolidated sales for the first quarter of 2012, consistent with the same quarter of the prior year.

Cash Flow, Financial Position and Other Matters

Net cash generated from operating activities was $2.3 million for the first quarter of fiscal 2012, compared to $7.2 million for the same quarter of the prior year. Free cash flow was a net outflow of $14.9 million for the first quarter of fiscal 2012, compared to a net outflow of $3.0 million for the same quarter of the prior year. Cash flow for the first quarter of 2012 reflected increased variable compensation payments and capital expenditures. Capital expenditures for the first quarter of 2012 were $17.3 million compared with $10.2 million for the same quarter of the prior year.

Total debt declined to $422.7 million at December 31, 2011 from $425.2 million at September 30, 2011. The ratio of debt-to-debt-plus-equity was 31.1 percent at December 31, 2011 compared to 31.6 percent at September 30, 2011.

Outlook

"Our fiscal 2012 outlook remains unchanged from our November outlook and reflects growth in excess of our underlying markets primarily as a result of market share gains and the launch of key platforms," said Mr. Gendron. "We still anticipate modest growth in our markets in 2012, despite continued uncertainty in the overall economy. We continue to expect our sales to be between $1.85 billion and $1.95 billion and earnings per share to be between $2.20 and $2.35 per share for fiscal 2012."

Non- U.S. GAAP Financial Measures: EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization) and free cash flow are financial measures not prepared and presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). Management uses EBIT to evaluate Woodward's operating performance without the impacts of financing and tax related considerations. Management uses EBITDA in evaluating Woodward's operating performance, making business decisions, including developing budgets, managing expenditures, forecasting future periods, and evaluating capital structure impacts of various strategic scenarios. Management uses free cash flow, which is defined as net cash provided by operating activities less capital expenditures, in reviewing the financial performance of Woodward's various business segments and evaluating cash generation levels. Securities analysts, investors, and others frequently use EBIT, EBITDA and free cash flow in their evaluation of companies, particularly those with significant property, plant, and equipment, and intangible assets that are subject to amortization. The use of these non-U.S. GAAP financial measures is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with U.S. GAAP. Because EBIT and EBITDA exclude certain financial information compared with net earnings, the most comparable U.S. GAAP financial measure, users of this financial information should consider the information that is excluded. Free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Management's calculations of EBIT, EBITDA and free cash flow may differ from similarly titled measures used by other companies, limiting their usefulness as comparative measures.

(1) EBIT is defined as net earnings before interest and taxes.

(2) Free cash flow is defined as net cash provided by operating activities less capital expenditures.

Conference Call

Woodward will hold an investor conference call at 4:30 p.m. EST on January 23, 2012 to provide an overview of the financial performance for the first quarter of fiscal 2012, business highlights, and outlook for the remainder of the year. You are invited to listen to the live webcast of our conference call or a recording and view or download accompanying presentation slides at our website, www.woodward.com.

You may also listen to the call by dialing 1-866-835-8903 (domestic) or 1-703-639-1410 (international). Participants should call prior to the start time to allow for registration; the Conference ID is 1563970. An audio replay will be available by telephone from 7:30 p.m. EST on January 23, 2012 until 11:59 p.m. on January 28, 2012. The telephone number to access the replay is 1-888-266-2081 (domestic) or 1-703-925-2533 (international), reference access code 1563970.

About Woodward, Inc.

Woodward is an independent designer, manufacturer, and service provider of control solutions for the aerospace and energy markets. Our aerospace systems and components optimize the performance of fixed wing and rotorcraft platforms in the commercial, business and military aircraft, ground vehicles and other equipment. Our energy-related systems and components enhance the performance of industrial gas and steam turbines, reciprocating engines, compressors, wind turbines, electrical grids and other energy-related industrial equipment. The company's innovative fluid energy, combustion control, electrical energy, and motion control systems help customers offer cleaner, more reliable and more efficient equipment. Our customers include leading original equipment manufacturers and end users of their products. Woodward is headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com.

Information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, but not limited to, statements regarding future sales, earnings, liquidity, growth, order volume, market share gains, key product launches, relative profitability, and the impact of economic conditions and downturns on Woodward. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Factors that could cause actual results and the timing of certain events to differ materially from the forward-looking statements include, but are not limited to, the instability in the financial markets, sovereign credit rating downgrades and uncertainty surrounding European sovereign and other debt defaults, and prolonged unfavorable economic and other industry conditions; Woodward's ability to implement and realize the intended effects of its restructuring efforts; Woodward's ability to manage its expenses relative to sales; the ability of Woodward's suppliers to meet their obligations; Woodward's ability to integrate acquisitions and manage the costs related thereto; the success of, or expenses associated with, our product development activities; Woodward's debt obligations, debt service requirements, and any limitations regarding its ability to operate its business and pursue business strategies and incur additional debt in light of certain restrictive covenants in its outstanding debt documents; risks relating to U.S. government contracting activities, including any decline in the level of U.S. defense spending; future impairment charges resulting from changes in the estimated fair value of reporting units or of long-lived assets; unforeseen events that significantly reduce commercial airline travel; risks from operating internationally, including the impact on reported earnings from fluctuations in foreign currency exchange rates, and other risk factors described in Woodward's Annual Report on Form 10-K for the year ended September 30, 2011 and any subsequently filed Quarterly Report on Form 10-Q.

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                                   Three-Months Ending
                                                      December 31,
                                             ------------------------------
(Unaudited - in thousands except per share
 amounts)                                         2011            2010
                                             --------------  --------------

Net sales                                    $      407,896  $      365,075
                                             --------------  --------------
Costs and expenses:
  Cost of goods sold                                284,410         261,177
  Selling, general, and administrative
   expenses                                          38,570          32,666
  Research and development costs                     30,794          23,738
  Amortization of intangible assets                   8,258           8,543
  Interest expense                                    6,308           6,501
  Interest income                                      (126)           (123)
  Other (income) expense, net                          (494)          1,098
                                             --------------  --------------
Total costs and expenses                            367,720         333,600
                                             --------------  --------------
Earnings before income taxes                         40,176          31,475
Income taxes                                         11,760           9,076
                                             --------------  --------------
Net earnings                                 $       28,416  $       22,399
                                             ==============  ==============

Earnings per share amounts:
Basic earnings per share                     $         0.41  $         0.33
Diluted earnings per share                   $         0.40  $         0.32
                                             ==============  ==============
Weighted average common shares outstanding:
Basic                                                68,919          68,811
Diluted                                              70,393          70,181
                                             ==============  ==============
Cash dividends per share paid to Woodward
 common stockholders                         $         0.07  $         0.06
                                             ==============  ==============

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
                                                December 31,   September 30,
(Unaudited - in thousands)                          2011           2011
                                               -------------- --------------

Assets
  Current assets:
    Cash and cash equivalents                  $       50,380 $       74,539
    Accounts receivable                               251,995        297,614
    Inventories                                       408,479        381,555
    Income taxes receivable                             4,276          2,456
    Deferred income tax assets                         39,400         38,270
    Other current assets                               28,430         23,359
                                               -------------- --------------
      Total current assets                            782,960        817,793
  Property, plant, and equipment - net                207,306        206,725
  Goodwill                                            460,945        462,282
  Intangible assets - net                             260,097        268,897
  Deferred income tax assets                           10,489         10,466
  Other assets                                         14,566         15,271
                                               -------------- --------------
Total assets                                   $    1,736,363 $    1,781,434
                                               ============== ==============

Liabilities and stockholders' equity
  Current liabilities:
    Short-term borrowings                      $       10,000 $            -
    Current portion of long-term debt                   7,651         18,374
    Accounts payable                                  106,418        123,453
    Income taxes payable                                7,828          5,440
    Deferred income tax liabilities                       800             74
    Accrued liabilities                                86,753        133,516
                                               -------------- --------------
      Total current liabilities                       219,450        280,857
  Long-term debt, less current portion                405,000        406,875
  Deferred income tax liabilities                      86,323         85,911
  Other liabilities                                    87,390         88,694
                                               -------------- --------------
  Total liabilities                                   798,163        862,337
  Stockholders' equity                                938,200        919,097
                                               -------------- --------------
Total liabilities and stockholders' equity     $    1,736,363 $    1,781,434
                                               ============== ==============

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                   Three-Months Ending
                                                      December 31,
                                             ------------------------------
(Unaudited - in thousands)                        2011            2010
                                             --------------  --------------
Net cash provided by operating activities    $        2,328  $        7,177
                                             --------------  --------------

Cash flows from investing activities:
Payments for property, plant, and equipment         (17,254)        (10,213)
Proceeds from sale of other assets                       60               2
                                             --------------  --------------
Net cash used in investing activities               (17,194)        (10,211)
                                             --------------  --------------

Cash flows from financing activities:
Cash dividends paid                                  (4,823)         (4,136)
Proceeds from sales of treasury stock                 2,211           1,095
Payments for repurchases of common stock             (4,663)         (6,837)
Excess tax benefits from stock compensation           1,691           2,230
Payments of long-term debt                          (12,589)        (12,589)
Borrowings on revolving lines of credit and
 short-term borrowings                               74,821          26,693
Payments on revolving lines of credit and
 short-term borrowings                              (64,858)        (46,275)
                                             --------------  --------------
Net cash used in financing activities                (8,210)        (39,819)
                                             --------------  --------------
Effect of exchange rate changes on cash and
 cash equivalents                                    (1,083)         (1,418)
                                             --------------  --------------
Net change in cash and cash equivalents             (24,159)        (44,271)
Cash and cash equivalents at beginning of
 period                                              74,539         105,579
                                             --------------  --------------
Cash and cash equivalents at end of period   $       50,380  $       61,308
                                             ==============  ==============

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                                   Three-Months Ending
                                                      December 31,
                                             ------------------------------
(Unaudited - in thousands)                        2011            2010
                                             --------------  --------------
Net sales:
Aerospace                                    $      193,226  $      181,144
Energy                                              214,670         183,931
                                             --------------  --------------
Total consolidated net sales                 $      407,896  $      365,075
                                             ==============  ==============
Segment earnings*:
Aerospace                                    $       27,060  $       19,914
As a percent of segment sales                          14.0%           11.0%
Energy                                               26,725          24,503
As a percent of segment sales                          12.4%           13.3%
                                             --------------  --------------
Total segment earnings                               53,785          44,417
Nonsegment expenses                                  (7,427)         (6,564)
                                             --------------  --------------
EBIT                                                 46,358          37,853
Interest expense, net                                (6,182)         (6,378)
                                             --------------  --------------
  Consolidated earnings before income taxes  $       40,176  $       31,475
                                             ==============  ==============

Capital expenditures                         $       17,254  $       10,213
Depreciation expense                                 10,169          10,354
                                             ==============  ==============
*This schedule reconciles segment earnings, which exclude certain costs, to consolidated earnings before taxes.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NET EARNINGS TO EBIT AND EBITDA
                                                   Three-Months Ending
                                                      December 31,
                                             ------------------------------
(Unaudited - in thousands)                        2011            2010
                                             --------------  --------------
Net earnings                                 $       28,416  $       22,399
Income taxes                                         11,760           9,076
Interest expense                                      6,308           6,501
Interest income                                        (126)           (123)
                                             --------------  --------------
EBIT                                                 46,358          37,853
Amortization of intangible assets                     8,258           8,543
Depreciation expense                                 10,169          10,354
                                             --------------  --------------
EBITDA                                       $       64,785  $       56,750
                                             ==============  ==============

EBIT (earnings before interest and taxes) and EBITDA (earnings before interest, taxes, depreciation, and amortization) are non-U.S. GAAP financial measures. Management uses EBIT to evaluate Woodward's operating performance without the impacts of financing and tax related considerations. Management uses EBITDA in evaluating Woodward's operating performance, making business decisions, including developing budgets, managing expenditures, forecasting future periods, and evaluating capital structure impacts of various strategic scenarios. Securities analysts, investors, and others frequently use EBIT and EBITDA in their evaluation of companies, particularly those with significant property, plant, and equipment, and intangible assets that are subject to amortization. The use of these non-U.S. GAAP financial measures is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with U.S. GAAP. Because EBIT and EBITDA exclude certain financial information compared with net earnings the most comparable U.S. GAAP financial measure, users of this financial information should consider the information that is excluded. Management's calculations of EBIT and EBITDA may differ from similarly titled measures used by other companies, limiting their usefulness as comparative measures.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF CASH FLOW FROM OPERATIONS TO FREE CASH FLOW
                                                   Three-Months Ending
                                                      December 31,
                                             ------------------------------
(Unaudited - in thousands)                        2011            2010
                                             --------------  --------------

Net cash provided by operating activities    $        2,328  $        7,177
Capital expenditures                                (17,254)        (10,213)
                                             --------------  --------------
Free cash flow                               $      (14,926) $       (3,036)
                                             ==============  ==============

Free cash flow is a non-U.S. GAAP financial measure. Management uses free cash flow, which is derived from cash flows provided by operating activities, in reviewing the financial performance of Woodward's various business segments and evaluating cash generation levels. Securities analysts, investors, and others frequently use free cash flow in their evaluation of companies, particularly those with significant property, plant, and equipment, and intangible assets that are subject to amortization. The use of this non-U.S. GAAP financial measure is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with U.S. GAAP. Free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Management's calculation of free cash flow may differ from similarly titled measures used by other companies, limiting its usefulness as a comparative measure.

CONTACT:
Robert F. Weber, Jr.
Vice Chairman, Chief Financial Officer and Treasurer
970-498-3112

Woodward, Inc.
1000 East Drake Road
Fort Collins, Colorado 80525, USA
Tel: 970-482-5811
Fax: 970-498-3058